          As filed with the Securities and Exchange Commission on
                             December 24, 1996.

                                 Registration Statement No. 333-
--------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                     ----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                     -----------------------------------

                              COMCAST CORPORATION
--------------------------------------------------------------------------
             (Exact name of issuer as specified in its charter)

         PENNSYLVANIA                                23-1709202
--------------------------------------------------------------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                     Identification No.)

  1500 Market Street, Philadelphia, PA                19102-2148
--------------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

            COMCAST CORPORATION 1996 DEFERRED COMPENSATION PLAN
--------------------------------------------------------------------------
                          (Full Title of the Plan)

                          Arthur R. Block, Esquire
              Vice President and Senior Deputy General Counsel
                            Comcast Corporation
                             1500 Market Street
                        Philadelphia, PA 19102-2148
--------------------------------------------------------------------------
                  (Name and address of agent for service)

                               (215) 665-1700
--------------------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                                 Copies to:
                          Mark K. Kessler, Esquire
                    Wolf, Block, Schorr and Solis-Cohen
                       Twelfth Floor Packard Building
                          Philadelphia, PA 19102
                               (215) 977-2000

                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                                            Proposed
Title of Securities               Amount                    Maximum
to be Registered                  to be Registered          Offering Price
                                                            Per Share<F1>

--------------------------------------------------------------------------
Deferred
Compensation                      $20,000,000                100%
Obligations
--------------------------------------------------------------------------


--------------------------------------------------------------------------
Proposed
Maximum                           Amount of
Aggregate                         Registration
Offering Price <F1>               Fee <F2>
--------------------------------------------------------------------------

$20,000,000                       $6,060.61

--------------------------------------------------------------------------

<F1>
(1) The deferred compensation obligations to which this Registration Statement relates (the "Deferred Compensation Obligations") arise under the Comcast Corporation 1996 Deferred Compensation Plan (the "Plan") and are unsecured obligations of Comcast Corporation to pay deferred compensation in the future pursuant to compensation deferral elections made by participants in the Plan in accordance with the terms of the Plan.
</F1>
<F2>
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
</F2>

/TABLE

                                  PART II
                                  -------

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------

Item 3.      Incorporation of Documents by Reference.
             ---------------------------------------

         The following documents filed by Comcast Corporation (the "Registrant") with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Exchange Act of 1934 (the "1934 Act") are incorporated into this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         3. The Registrant's Current Reports on Form 8-K as filed on February 12, 1996, April 10, 1996, May 9, 1996, May 28, 1996 (amended by a
Form 8-K/A filed on July 22, 1996), August 21, 1996, November 4, 1996 and November 27, 1996.

         4. The description of the Registrant's capital stock, including its Class A Special Common Stock, $1.00 par value, contained in the Registrant's Registration Statement on Form 8-A/A as filed on July 16, 1996.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Experts
-------

         The consolidated financial statements and the related financial statement schedule of Comcast Corporation and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years ended
December 31, 1995, incorporated in this registration statement by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31,





1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The Registrant's consolidated financial statements include amounts for QVC, Inc. and subsidiaries ("QVC"), Comcast International Holdings, Inc. and subsidiaries ("Comcast International") and Garden State Cablevision L.P. ("Garden State"). Other auditors have audited the consolidated financial statements of QVC as of December 31, 1995 and for the eleven-month period then ended, the consolidated financial statements of Comcast International as of December 31, 1994 and for the two years then ended, and the financial statements of Garden State as of December 31, 1994 and for the two years then ended. The reports of such auditors with respect to the financial statements of QVC, Comcast International and Garden State were relied upon by Deloitte & Touche LLP for the purpose of its report with respect to the consolidated financial statements of the Registrant described above, insofar as such report relates to amounts for QVC, Comcast International and Garden State for the periods specified in the Registrant's consolidated financial statements included in the Registrant's consolidated financial statements.

         The combined financial statements of Scripps Cable as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Amendment Number 5 dated July 18, 1996 to the Current Report on Form 8-K of The E.W. Scripps Company dated December 28, 1995 and incorporated by reference in this registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.  Description of Securities.
         -------------------------

         The following description of the deferred compensation obligations of the Registrant under the Comcast Corporation 1996 Deferred Compensation Plan (the "Plan") is qualified by reference to the Plan, which is included as an exhibit to this registration statement. Capitalized terms used in this Item 4 and not otherwise defined in this registration statement shall have the respective meanings attributed to such terms in the Plan.

         The deferred compensation obligations incurred by the Registrant under the Plan will be unsecured general obligations of the Registrant to pay the Compensation deferred in accordance with the terms of the Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding, payable from the general assets of the Registrant. Because the Registrant has subsidiaries, the right of the Registrant, and hence the right of creditors of the Registrant (including Participants in the Plan), to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise, necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor may be recognized.



         Under the Plan, the Registrant will provide Eligible Employees of the Registrant and each of the Registrant's subsidiaries which is a Participating Company and members of the Registrant's Board of Directors (the "Board") who are not employees of a Participating Company (the "Outside Directors") with the opportunity to elect to defer all or a portion of the Compensation to be received from the Registrant or another Participating Company, provided that sales commissions or similar payments or awards shall not be included as Compensation for purposes of the Plan, and Severance Pay shall be included as Compensation for purposes of the Plan only to the extent permitted by the Subcommittee on Performance Based Compensation of the Compensation Committee of the Board (the "Committee"), in its sole discretion.

         Effective January 1, 1997, each Participant, other than a Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (an "Insider"), may, as an alternative to having all of his or her Account credited with income, gains and losses as if it were invested in the Plan's Income Fund, elect to have all or any portion of his or her Account (to the extent credited through the December 31 preceding the effective date of such election) credited with income, gains and losses as if it were invested in the Plan's Common Stock Fund (the "Deferred Compensation Obligations"). An investment fund election shall continue in effect until revoked or superseded. Amounts subject to distribution in installments shall be deemed invested in the Income Fund beginning when installment distributions commence. In the absence of an effective election, the Participant shall be deemed to have elected to have his or her Account credited with income, gains and losses as if it were invested in the Income Fund. Investment fund elections under the Plan will be effective as of the first day of each Plan Year beginning on and after January 1, 1997, provided that the election is filed with the Committee on or before the close of business on December 31 of the Plan Year preceding such Plan Year. A Participant may only make an investment fund election with respect to the Participant's accumulated Account as of the December 31 preceding the effective date of the election. If a Participant who was not an Insider becomes an Insider, then, notwithstanding the foregoing, such Participant may elect to transfer to the Income Fund the portion of his Account, if any, deemed invested in the Company Stock Fund, effective as of the first day of any calendar month beginning after such Participant becomes an Insider. Each amount of Compensation deferred by a Participant in accordance with the terms of the Plan will be credited to such Participant's Account as of the date on which such amount would have been paid to the Participant but for the Participant's election to defer receipt of the amount under the Plan.

         As defined in the Plan, the Income Fund is a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant's Account as if such Account, to the extent deemed invested in the Income Fund, were credited with interest at the Applicable Interest Rate. As defined in the Plan, the Applicable Interest Rate means 12% per annum, compounded annually as of the last day of the Plan Year (the "Standard Applicable Interest Rate"), except to the extent the Committee, in its sole discretion, designates for the period extending from the date of a Participant's termination of employment to the date of his or her Account's distribution in full an Applicable Interest Rate equal to the lesser of (i) the Standard Applicable Interest Rate and (ii) the Prime Rate plus one percent, compounded annually as of the last day of the Plan Year.


         As defined in the Plan, the Company Stock Fund is a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant's Account as if the Account, to the extent deemed invested in the Company Stock Fund, were invested in hypothetical shares of the Registrant's Class A Special Common Stock, $1.00 par value (the "Company Stock"), and all dividends and other distributions paid with respect to Company Stock were temporarily held uninvested in cash and then reinvested, as of the next suceeding December 31, in additional hypothetical shares of the Company Stock, based on the Fair Market Value of the Company Stock as of such date.

         Except as otherwise provided in the case of a liquidation of the Registrant or a Change of Control, each Participant is permitted to specify by election the method of distribution of any amount credited to his or her Account. Under the terms of the Plan, a Participant may elect from among the following methods of distribution: (i) a lump sum payment; (ii) substantially equal annual installments over a period of five, ten or 15 years; and (iii) substantially equal monthly installments over a period not exceeding 15 years.

         If a Participant terminates employment (or, in the case of a Participant who is an Outside Director, such Participant terminates service as an Outside Director) because of disability, or the Participant becomes disabled after termination of employment or service, the Participant may elect to change the form of distribution and/or elect to accelerate the payment of the distribution so that payment is made or commences on the January 2nd of the calendar year which begins after the date of disability. If a Participant terminates employment or service due to death, or if a Participant dies after termination of employment or service, the Participant's beneficiary or beneficiaries may change the form of distribution and/or accelerate the payment of the distribution so that a distribution is made or commences on the January 2nd of the calendar year which begins after the date of death; or defer the commencement of distribution for a minimum of one additional year from the existing benefit commencement date, provided that any deferral election to defer the benefit commencement date results in the distribution of the Participant's Account balance in full on or before the fifth anniversary of the Participant's death. Notwithstanding the terms of an election, if, upon the written application of a Participant, the Committee determines that such Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee, in its sole discretion, may authorize the immediate distribution to the Participant of all or a portion of his or her Account.

         The Plan provides that the Registrant shall give Participants at least 30 days notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a liquidation of the Registrant or a Change of Control (each a "Terminating Event"). The Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full.



         Whether or not the Registrant is a Participant's employer, all Compensation deferred under the Plan will continue for all purposes to be a part of the general funds of the Registrant and the Participant's Account will at all times represent the general obligation of the Registrant. Each Participant will be a general creditor of the Registrant with respect to all of the Registrant's deferred compensation obligations to the Participant under the Plan, and will not have a secured or preferred position with respect to his or her Account. Nothing contained in the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind or to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages. Under the terms of the Plan, the right of a Participant in or to an Account, benefit or payment under the Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no such Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         The Registrant, by action of the Board or the Committee, without the consent of Participants, may amend or modify the Plan at any time, except that no such action shall change the Applicable Interest Rate with respect to the portion of a Participant's Account that is attributable to an election made with respect to Compensation earned in a Plan Year and filed with the Committee before the date of such action. The Registrant, by action of the Board, reserves the right at any time, or from time to time, to terminate the Plan.

         The Registrant will settle a Participant's Account and discharge all Obligations under the Plan in cash.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has

no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative actions if the appropriate standards of conduct are met.

         Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

         Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under this Subchapter of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741-1750 of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741-1750 of the BCL shall, unless otherwise



provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Section 7-2 of the Registrant's Bylaws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania Law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened pending or completed action, suit or proceeding (a "Proceeding") involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7-2 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 7-2 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania Law. In addition, Section 7-2 provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania Law against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the Bylaws or otherwise. In addition, Section 7-2 states that the Registrant may create a fund of any nature or otherwise may secure in any manner its indemnification obligations, whether arising under the Bylaws or otherwise.

         Section 7-3 of the Registrant's Bylaws states that the provisions of the Bylaws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as provided in Section 7-3. Further, any repeal or amendment of the indemnification provisions of the Bylaws adverse to any director or officer will apply only on a prospective basis. In addition, no repeal or amendment of the Bylaws may affect the indemnification provisions of the Bylaws so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

         The Registrant has purchased directors and officers liability insurance for its directors and officers.





Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         The following Exhibits are filed or incorporated by reference as part of this registration statement:

   Exhibit No.                   Description

   4.1(a) Amended and Restated Bylaws of the Registrant (incorporated by reference to
                       Exhibit 3(ii) to the Registrant's Annual
                       Report on Form 10-K for the year ended
                       December 31, 1993).

   4.1(b)              Restated Articles of Incorporation
                       (incorporated by reference to Exhibit 3.1(a) of the Registrant's Annual Report on Form
                       10-K for the year ended December 31, 1995).

   4.1(c)              Amendment to Restated Articles of
                       Incorporation (incorporated by reference to
                       Exhibit 3.1(b) of the Registrant's Annual
                       Report on Form 10-K for the year ended
                       December 31, 1995).

   4.1(d)              Amendment to Restated Articles of
                       Incorporation (incorporated by reference to
                       Exhibit 3.1(c) of the Registrant's Annual
                       Report on Form 10-K for the year ended
                       December 31, 1995).

   4.1(e)              Amendment to Restated Articles of
                       Incorporation (incorporated by reference to
                       Exhibit 4.1(d) of the Registrant's
                       Registration Statement (No. 333-06161) on
                       Form S-3).

   5.1                 Opinion of Wolf, Block, Schorr and Solis-
                       Cohen, Philadelphia, Pennsylvania.

   5.2                 Opinion of Pepper, Hamilton & Scheetz,
                       Philadelphia, Pennsylvania.

   10                  Comcast Corporation 1996 Deferred
                       Compensation Plan.

   23.1                Consent of Deloitte & Touche LLP.

   23.2                Consent of Deloitte & Touche LLP.

   23.3                Consent of KPMG Peat Marwick LLP.

   23.4                Consent of Arthur Andersen LLP.






   23.5                Consent of Arthur Andersen LLP.

   23.6                Consent of Wolf, Block, Schorr and Solis-
                       Cohen (included in Exhibit 5.1).

   23.7                Consent of Pepper, Hamilton & Scheetz
                       (included in Exhibit 5.2).

   24. Power of Attorney (included on page II-11 of this registration statement).

   99.1 Report of Independent Public Accountants to QVC, Inc., as of December 31, 1995 and for the eleven-month period then ended (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

   99.2 Report of Independent Public Accountants to Garden State Cablevision L.P., as of December 31, 1994 and 1993 and for the years then ended (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

   99.3 Report of Independent Public Accountants to Comcast International Holdings, Inc., as of December 31, 1994 and 1993 and for the years then ended (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).


Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;




                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply, if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

              2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.













                      SIGNATURES AND POWER OF ATTORNEY
                      --------------------------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on December 20, 1996.

                            COMCAST CORPORATION


                            By:  BRIAN L. ROBERTS
                                 ------------------------------------
                                 Brian L. Roberts
                                 President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph J. Roberts, Brian L. Roberts,
Julian A. Brodsky, Stanley Wang and Arthur R. Block, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title(s)                Date
---------                        --------                ----


RALPH J. ROBERTS            Chairman of the Board        December 20, 1996
------------------------    of Directors; Director
Ralph J. Roberts


JULIAN A. BRODSKY           Vice Chairman of the         December 20, 1996
------------------------    Board of Directors;
Julian A. Brodsky           Director







Signature                        Title(s)                Date
---------                        --------                ----



BRIAN L. ROBERTS            President; Director          December 20, 1996
------------------------    (Principal Executive
Brian L. Roberts            Officer)


LAWRENCE S. SMITH           Executive Vice President     December 20, 1996
------------------------    (Principal Accounting
Lawrence S. Smith           Officer)


JOHN R. ALCHIN              Senior Vice President,       December 20, 1996
------------------------    Treasurer (Principal
John R. Alchin              Financial Officer)


DANIEL AARON                Director                     December 20, 1996
------------------------
Daniel Aaron


GUSTAVE G. AMSTERDAM        Director                     December 20, 1996
------------------------
Gustave G. Amsterdam


SHELDON M. BONOVITZ         Director                     December 20, 1996
------------------------
Sheldon M. Bonovitz


JOSEPH L. CASTLE II         Director                     December 20, 1996
------------------------
Joseph L. Castle II


BERNARD C. WATSON           Director                     December 20, 1996
------------------------
Bernard C. Watson


IRVING A. WECHSLER          Director                     December 20, 1996
------------------------
Irving A. Wechsler


                            Director                     December 20, 1996
------------------------
Anne Wexler








                            COMCAST CORPORATION

          THE COMCAST CORPORATION 1996 DEFERRED COMPENSATION PLAN

                     REGISTRATION STATEMENT ON FORM S-8

                               EXHIBIT INDEX

Exhibit No.
----------

5.1          Opinion of Wolf, Block, Schorr and Solis-Cohen.

5.2          Opinion of Pepper, Hamilton & Scheetz.

10           Comcast Corporation 1996 Deferred Compensation Plan.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Deloitte & Touche LLP.

23.3         Consent of KPMG Peat Marwick LLP.

23.4         Consent of Arthur Andersen LLP.

23.5         Consent of Arthur Andersen LLP.

23.6         Consent of Wolf, Block, Schorr and Solis-Cohen (included in
             Exhibit 5.1).

23.7         Consent of Pepper, Hamilton & Scheetz (included in
             Exhibit 5.2).

24 Power of Attorney (included on page II-11 of this registration statement).
























                                 II-13